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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 8, 2004 (May 11, 2004)

INVESTOOLS INC.
Exact Name of Registrant as Specified in its Charter

DELAWARE State of Incorporation or Organization	0-31226 (Commission File Number)	76-0685039 (I.R.S. Employer Identification No.)
5959 CORPORATE DRIVE, SUITE LL 250 HOUSTON, TEXAS Address of Principal Executive Offices		77036 Zip Code

(281) 588-9700
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

        This Amendment No. 1 to the Current Report on Form 8-K filed by INVESTools Inc.(the "Company") on March 10, 2004, relates to the Company's acquisition of Service Enhancement Systems, Inc., a California corporation operating under the assumed name 360 Group ("360 Group"), pursuant to the terms of an Agreement and Plan of Merger dated February 26, 2004, by and among, the Company, SES Acquisition Corp, a newly formed subsidiary of the Company, 360 Group, Ted B. Shuel and Jamie Lynn Speas Shuel, as Trustee of The Shuel Family Trust, Scott K. Waltz, individually, Ted B. Shuel, individually and Jamie Lynn Speas Shuel, individually. The purpose of this amendment is to provide the financial information required by Items 7(a) and 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of Form 8-K.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Business Acquired.

    The financial statements of 360 Group and the report of KPMG LLP, the independent public accountants relating to such financial statements, are attached hereto.

  (b)
  Pro Forma Financial Information.

    The unaudited pro forma combined condensed financial statements of the Company attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Company and 360 Group.

  (c)
  Exhibits
  2.1*
  Agreement and Plan of Merger dated February 26, 2004, by and among INVESTools Inc., SES Acquisition Corp., Service Enhancement Systems, Inc., Ted B. Shuel and Jamie Lynn Speas Shuel, as Trustee of The Shuel Family Trust, Scott K. Waltz, individually, Ted B. Shuel, individually and Jamie Lynn Speas Shuel, individually.

  10.1*
  Employment Agreement dated February 26, 2004, by and between Scott K. Waltz and INVESTools Inc.

  10.2*
  Employment Agreement dated February 26, 2004, by and between Don Klabunde and INVESTools Inc.

  23.1
  Consent of KPMG LLP

  99.1*
  Press Release dated February 26, 2004

*
Previously filed as an Exhibit to the original Current Report on Form 8-K filed with the Commission on March 10, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.
By:	/s/ PAUL A. HELBLING Paul A. Helbling Chief Financial Officer

Dated: June 8, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated February 26, 2004, by and among INVESTools Inc., SES Acquisition Corp., Service Enhancement Systems, Inc., Ted B. Shuel and Jamie Lynn Speas Shuel, as Trustee of The Shuel Family Trust, Scott K. Waltz, individually, Ted B. Shuel, individually and Jamie Lynn Speas Shuel, individually
10.1*	Employment Agreement dated February 26, 2004, by and between Scott K. Waltz and INVESTools Inc.
10.2*	Employment Agreement dated February 26, 2004, by and between Don Klabunde and INVESTools Inc.
23.1	Consent of KPMG LLP
99.1*	Press Release dated February 26, 2004

*
Previously filed as an Exhibit to the original Current Report on Form 8-K filed with the Commission on March 10, 2004.

SERVICE ENHANCEMENT SYSTEMS, INC.
(DBA 360 Group)

Financial Statements

December 31, 2003 and 2002

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Board of Directors
Service Enhancement Systems, Inc.:

We have audited the accompanying balance sheets of Service Enhancement Systems, Inc. (dba 360 Group) (the Company) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Service Enhancement Systems, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

April 16, 2004
Houston, Texas

SERVICE ENHANCEMENT SYSTEMS, INC.
(DBA 360 Group)
Balance Sheets
December 31, 2003 and 2002

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$566,531	509,798
Accounts receivable, net of allowance of $1,000 in 2003 and 2002	735,177	429,765
Other accounts receivable	6,069	47,253
Work in progress	145,800	219,706
Prepaid assets and deposits	89,707	258,008

Total current assets	1,543,284	1,464,530
Property and equipment, net	524,478	885,424
Other assets	19,846	132,516

	$2,087,608	2,482,470

Liabilities and Shareholder's Equity
Current liabilities:
Current portion of capital lease obligations	$—	85,934
Current portion of notes payable	120,000	120,000
Accounts payable	816,609	346,696
Other payables and accrued liabilities	112,907	148,031
Deferred revenue	570,604	631,376

Total current liabilities	1,620,120	1,332,037
Long-term notes payable, net of current portion	152,500	272,500
Other liabilities	—	10,236

Total liabilities	1,772,620	1,614,773

Shareholder's equity:
Common stock, no par value. Authorized 1,000 shares; issued and outstanding 200 shares	2,000	2,000
Retained earnings	312,988	865,697

Total shareholder's equity	314,988	867,697
Commitments and contingencies

	$2,087,608	2,482,470

See accompanying notes to financial statements.

SERVICE ENHANCEMENT SYSTEMS, INC.
(DBA 360 Group)
Statements of Operations
Years ended December 31, 2003 and 2002

	2003	2002
Revenues	$12,039,232	6,308,683
Costs and expenses:
Cost of revenue	8,943,494	3,059,805
Salaries and benefits expense	2,091,946	1,986,106
Selling, general and administrative expense	1,030,178	1,459,288
Depreciation and amortization expense	318,760	479,245
Loss on disposal of property and equipment	97,926	5,943

Total costs and expenses	12,482,304	6,990,387

Loss from operations	(443,072)	(681,704)

Other (income) expense:
Other (income) expense	(10,164)	33,182
Interest expense	18,076	32,750
Interest income	(3,453)	(5,951)

Total other expense, net	4,459	59,981

Loss before income taxes	(447,531)	(741,685)
Income tax benefit (expense)	(800)	194,482

Net loss	$(448,331)	(547,203)

See accompanying notes to financial statements.

SERVICE ENHANCEMENT SYSTEMS, INC.
(DBA 360 Group)
Statements of Shareholder's Equity
Years ended December 31, 2003 and 2002

	Common stock (no par value)	Retained earnings	Shareholder's equity
Balance at December 31, 2001	$2,000	1,412,900	1,414,900
Net loss	—	(547,203)	(547,203)

Balance at December 31, 2002	2,000	865,697	867,697
Net loss	—	(448,331)	(448,331)
Distribution for abandoned leasehold improvements benefiting shareholder	—	(104,378)	(104,378)

Balance at December 31, 2003	$2,000	312,988	314,988

See accompanying notes to financial statements.

SERVICE ENHANCEMENT SYSTEMS, INC.
(DBA 360 Group)
Statements of Cash Flows
Years ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net loss	$(448,331)	(547,203)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	318,760	479,245
Loss on disposal of property and equipment	97,926	5,943
Changes in operating assets and liabilities:
Accounts receivable	(264,227)	(272,923)
Work in progress	73,906	(123,311)
Prepaid assets, deposits and other assets	280,972	305,060
Accounts payable	469,913	135,582
Other payables and accrued liabilities	(45,360)	(227,609)
Deferred revenue	(60,774)	179,006

Net cash provided by (used in) operating activities	422,785	(66,210)

Cash flows from investing activities:
Proceeds from disposal of property and equipment	14,600	950
Purchases of property and equipment	(174,718)	(37,938)

Net cash used in investing activities	(160,118)	(36,988)

Cash flows from financing activities:
Payments on notes payable	(120,000)	(99,167)
Proceeds from issuance of notes payable	—	200,000
Principal payments on capital lease obligations	(85,934)	(113,205)

Net cash used in financing activities	(205,934)	(12,372)

Increase (decrease) in cash and cash equivalents	56,733	(115,570)
Cash and cash equivalents, beginning of year	509,798	625,368

Cash and cash equivalents, end of year	$566,531	509,798

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800	800
Cash paid for interest	18,076	32,750

Noncash investing and financing activities:
Distribution for abandoned leasehold improvements benefiting shareholder	$104,378	—

See accompanying notes to financial statements.

SERVICE ENHANCEMENT SYSTEMS, INC.
(DBA 360 Group)

Notes to Financial Statements

December 31, 2003 and 2002

(1)   Summary of Significant Accounting Policies and Practices

  (a)
  Description of Business

    Service Enhancement Systems, Inc. (dba 360 Group) (the Company), was incorporated on September 19, 1986 in the State of California. The Company is a direct marketing company that provides services such as custom database development and management, strategic planning, media and list planning and buying, creative and production services, response management, and analytic services.

  (b)
  Use of Estimates in the Preparation of Financial Statements

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in accordance with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (c)
  Cash and Cash Equivalents

    Cash and cash equivalents include checking accounts, money market accounts and all highly liquid debt instruments with maturities at purchase of three months or less.

  (d)
  Accounts Receivable

    At December 31, 2003 and 2002, approximately 97% of the accounts receivable balance relates to advance billings to customers. Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company's best estimates of the amount of probable credit losses related to existing accounts receivable.

  (e)
  Work in Progress

    Work in progress represents the amount billed by media vendors for advertising space and ongoing costs incurred for providing other services to the customer for services that are in progress and thus have not been delivered to the customers. These costs are recognized when the products are delivered to the customer.

  (f)
  Property and Equipment

    Property and equipment are recorded at cost. Equipment acquired under capital leases are stated at the present value of future minimum lease payments at the date of acquisition. Expenditures for additions, renewals, and improvements are capitalized. Maintenance and repairs are charged to expense as incurred.

    Depreciation is calculated on the straight-line method over the estimated useful lives of the assets ranging three to seven years. Equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset.

  (g)
  Long-Lived Assets

    Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of, if any, are separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale, if any, are presented separately in appropriate asset and liability sections of the balance sheet.

  (h)
  Revenue Recognition

    Revenue is deferred when the Company receives deposits or advanced payments for contracts in progress. Revenue is recognized as products and services are delivered to the customer. Revenue also includes any reimbursements received from clients related to expenses incurred by the Company for items such as airfare, mileage, meals and hotel stays.

    The percentage of sales to customers representing more than 10% of revenue is as follows:

	2003	2002
INVESTools, Inc.	55%	—%
Men's Wearhouse	22	—
Cricket Communications, Inc.	—	33
Score	—	17
Chela Financial Resources	—	12
Wells Fargo Bank	—	11

    The percentage of accounts receivable representing more that 10% of accounts receivable is as follows:

	2003	2002
INVESTools, Inc.	41%	88%
Gardner Geary Coll, Inc.	29	—
  (i)
  Income Taxes

    The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred income taxes result from differences between the financial reporting and tax basis of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Deferred taxes are also recognized, subject to a valuation allowance, for net operating tax loss carry forwards expected to be utilized to offset anticipated future earnings of the Company.

  (j)
  Cost of Revenue and Selling, General and Administrative

    Cost of revenue consists mainly of the costs of advertising space that the Company purchases from the media and costs related to production, lettershop, printing, name list purchase, and email lists from third parties.

    Selling, general and administrative expenses consist primarily of salaries and related expenses for finance, legal, marketing, administrative personnel, professional fees and other general corporate expenses including rent. These expenses include employees' salaries who performed service related to generation of revenue.

  (k)
  Advertising Costs

    Advertising costs are expensed as incurred. Advertising expense was $14,792 and $9,289 during the years ended December 31, 2003 and 2002.

  (l)
  Recent Accounting Pronouncements

    In November 2002, the Emerging Issues Task Force reached a consensus on Issue No. 00-21 (EITF 00-21), Revenue Arrangements with Multiple Deliverables. EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard did not have a material impact on the Company's financial condition, result of operations or cash flows.

    On December 17, 2003, the staff of the Securities and Exchange Commission (SEC) issued Staff Accounting Bulleting No. 104 (SAB 104), Revenue Recognition, which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (FAQ) issued with SAB 101 that had not been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104.

(2)   Property and Equipment

  Property and equipment at December 31, 2003 and 2002 are as follows:

	2003	2002
Office equipment	$672,364	1,066,509
Computer software	102,739	308,963
Furniture and fixture	391,875	815,332
Logo	—	12,525
Leasehold improvements	40,768	455,405

	1,207,746	2,658,734
Accumulated depreciation and amortization	(683,268)	(1,773,310)

	$524,478	885,424

  The Company's former location was owned and leased from the Company's main shareholder. During 2003, the Company wrote off approximately $202,000 of the net value of property and equipment, including leasehold improvements, furniture and abandoned equipment, upon their move to their new location. Approximately $104,000 was recognized as a shareholder distribution for abandonment of building, leasehold and land improvements abandoned.

(3)   Long-Term Debt

  Long-term debt at December 31, 2003 consisted of two notes payable to a bank due in monthly installments totaling $10,000, plus interest at the bank's prime rate plus 0.25% and 0.50%, respectively, per annum. The notes are guaranteed by the shareholder of the Company, with approximately $121,000 being collateralized by the accounts receivable, equipment, general intangibles and contract rights of the Company.

  The aggregate annual maturities of long-term debt at December 31, 2003 are as follows:

2004	$120,000
2005	120,000
2006	32,500

272,500
Less current portion	(120,000)

Long-term debt	$152,500

  These notes payable were subsequently paid in full during March 2004.

(4)   Income Taxes

  The provision for income taxes consists of the following:

	2003	2002
Current:
Federal	$—	(195,282)
State	800	800
Deferred:
Federal	—	—
State	—	—

Total income tax expense (benefit)	$800	(194,482)

  During 2003 and 2002, the Company paid $800 in state income taxes and no federal income taxes. The Company received cash refunds of $195,282 of state and federal taxes paid in prior years.

  The following table reconciles the differences between the statutory Federal income tax rate and the effective tax rate for continuing operations:

	2003	2002
Federal statutory rate	$(152,161)	(252,173)
State income taxes, net of Federal income tax benefit	(27,203)	(38,552)
Expense not deductible for tax purposes	332	11,372
Adjustment to valuation allowance, state and federal	215,082	90,943
Other	(35,250)	(6,072)

Total income tax expense (benefit)	$800	(194,482)

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of deferred tax liabilities and assets are as follows:

	2003	2002
Deferred tax assets:
Allowance for bad debt	$398	398
Property and equipment	—	49,970
Net operating loss carry forward	400,441	60,145
Accrued liabilities	35,180	31,036

Total deferred tax assets	436,019	141,549
Valuation allowance	(356,631)	(141,549)

Net deferred tax assets	79,388	—
Deferred tax liabilities:
Property and equipment	(79,388)	—

Net deferred tax assets	$—	—

  At December 31, 2003, the Company had available approximately $870,000 of net operating loss carry forward for federal tax purposes. This carry forward, which may provide future tax benefits, begins to expire in 2023. Additionally, U.S. Federal income tax law limits a corporation's ability to utilize net operating losses if it experiences an ownership change greater than 50% over a three-year period. See note 7 regarding subsequent events.

(5)   Commitments and Contingencies

  (a)
  Leases

    The Company is obligated under capital leases covering certain equipment that expired during the year ended December 31. 2003. At December 31, 2002, the gross amount of equipment and related accumulated amortization recorded under capital leases were $339,222 and $165,970, respectively. Amortization of assets held under capital leases is included with depreciation expense.

    The Company has various noncancelable operating leases, including building and equipment leases that expire at various times through 2008. Future minimum lease payments due under noncancelable operating leases as of December 31, 2003 are as follows:

2004	$201,060
2005	210,556
2006	216,815
2007	221,389
Thereafter	74,358

Total	$924,178

  (b)
  Line of Credit

    The Company has a bank line of credit that allows for borrowings up to $500,000. Outstanding borrowings against the line of credit bear interest at the bank's prime note (4.0% at December 31, 2003). The line of credit is guaranteed by the shareholder. There were no borrowings outstanding under the line of credit agreement at December 31, 2003.

  (c)
  Litigation

    From time to time, the Company is subject to various claims and legal actions arising in the ordinary course of business. Management of the Company vigorously defends such matters as they occur and is of the opinion that their ultimate outcome will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

  (d)
  Employee Benefit Plan

    The Company has a salary deferral savings plan qualified under Internal Revenue Code Section 401(k) covering substantially all employees. Employees may contribute up to 15% of their eligible compensation. The Company may elect to make contributions to this plan annually. The Company did not contribute to the Plan during the years ended December 31, 2003 and 2002.

(6)   Related Party Transactions

  Building rental costs paid to the shareholder for the year ended December 31, 2003 and 2002 were $230,426 and $634,908, respectively.

(7)   Subsequent Event

  In February 2004, the Company was acquired by INVESTools, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet
As of December 31, 2003
(in thousands)

	INVESTools Inc.	360 Group	Pro Forma Adjustments		Combined Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$4,458	$567	$(875	)(a)
			(441	)(a)	$3,709
Marketable securities	7,808	—	—		7,808
Accounts receivable, net	319	741	(441	)(c)	619
Other current assets	420	236	—		656

Total current assets	13,005	1,544	(1,757)		12,792

Restricted cash	357	—	—		357
Non-compete agreement	—	—	500	(b)	500
Developed technology/database infrastructure	—	—	1,600	(b)	1,600
Goodwill and intangibles, net	12,357	3	(3	)(b)
			1,042	(b)	13,399
Furniture, fixtures and equipment, net	832	524	(37	)(b)	1,319
Other assets	—	17	—		17

Total assets	$26,551	$2,088	$1,345		$29,984

Liabilities and Stockholders' Equity
Current Liabilities:
Deferred revenue	$8,622	$571	$(140	)(c)	$9,053
Accounts payable	1,391	817	(301	)(c)	1,907
Accrued payroll	1,544	—	—		1,544
Accrued tax liabilities	561	—	—		561
Current portion of notes payable	—	120	—		120
Other current liabilities	566	112	—		678

Total liabilities, current	12,684	1,620	(441)		13,863
Long-term notes payable, net of current portion	—	153	—		153

Total liabilities	12,684	1,773	(441)		14,016

Stockholders' Equity:
Common stock	442	2	(2	)(d)
			9	(a)	451
Additional paid-in capital	127,058	—	2,092	(a)	129,150
Accumulated comprehensive income	(2)	—	—		(2)
Deferred stock compensation	(293)	—	—		(293)
Accumulated deficit	(113,338)	313	(313	)(d)	(113,338)

Total stockholders' equity	13,867	315	1,786		15,968

Total liabilities and stockholders' equity	$26,551	$2,088	$1,345		$29,984

Unaudited Pro Forma Combined Condensed Statements of Operations
For the year ended December 31, 2003
(in thousands except per share data)

	INVESTools Inc.	360 Group	Pro Forma Adjustments		Combined Pro Forma
Revenue	$73,420	$12,039	$(6,727	)(c)	$78,732
Cost and Expenses:
Cost of revenue	41,209	8,943	(5,516	)(c)	44,636
Selling expense	17,981	—	(1,211	)(c)	16,770
Related party expense — selling	501	—	—		501
General and administrative expense	13,181	3,122	—		16,303
Depreciation and amortization	596	319	(298	)(e)
			137	(e)
			200	(e)	954
(Gain) loss on disposal of property and equipment	(4)	98	—		94

Total costs and expenses	73,464	12,482	(6,688)		79,258
Loss from operations	(44)	(443)	(39)		(526)
Other income (expense):
Interest income and other, net	74	(4)	—		70

Total other income (expense)	74	(4)	—		70

Income (loss) before income taxes	30	(447)	(39)		(456)
Income tax expense	(1,530)	(1)	—		(1,531)

Net loss	$(1,500)	$(448)	$(39)		$(1,987)

Earnings per share
Basic	$(0.03)				$(0.04)

Diluted	$(0.03)				$(0.04)

Weighted average common shares outstanding:
Basic	43,692				44,622 (f)

Diluted	43,692				44,622 (f)

(a)
To record the purchase consideration as follows:

Consideration paid to sellers:
Paid in stock	$1,875
Paid in cash	875
Transaction costs incurred:
Paid in stock	226
Paid in cash	441

Total purchase consideration	$3,417

  At closing, 829,645 shares were issued to the sellers which are valued at $2.26 per share, the average share price of the Company's common stock two days before and two days after the announcement of the transaction. In addition, included in the transaction costs is the issuance of 100,000 shares of the Company's common stock to the investment banker valued at $2.26 per share for a total cost of $226,000.

  These share transactions had the following effect on equity:

Issuance of 929,645 shares of $0.01 par value
INVESTools Inc common stock	$9
Additional paid in capital related to the issuance of 929,645 shares of INVESTools Inc. common stock	2,092

Value of stock consideration	$2,101

(b)
Preliminary allocation of purchase consideration as follows:

Current assets	$1,561
Developed technology/database infrastructure	1,600
Non-competition agreements	500
Goodwill and other unidentified intangibles	1,042
Fixed assets	487
Current liabilities	(1,620)
Long term liabilities	(153)

Total purchase consideration allocation	$3,417

  The preliminary allocation of the purchase price to the acquired assets and liabilities reflects the assumption that assets and liabilities are carried at historical amounts which approximate fair market value. The actual allocation of the purchase price may differ from that reflected in the pro forma financial statements after all relevant information is obtained regarding the fair market value of the assets and liabilities.

(c)
Elimination of intercompany balances.

(d)
Elimination of historical equity accounts of 360 Group.

(e)
Depreciation and amortization based on new valuations.

(f)
The calculation of the pro forma combined weighted average shares outstanding for basic and diluted earnings per share is as follows:

Weighted average shares outstanding, basic and diluted	43,692
Shares issued for acquisition	930

Pro forma weighted average shares outstanding, basic and diluted	44,622

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Independent Auditors' Report
SERVICE ENHANCEMENT SYSTEMS, INC. (DBA 360 Group) Balance Sheets December 31, 2003 and 2002
SERVICE ENHANCEMENT SYSTEMS, INC. (DBA 360 Group) Statements of Operations Years ended December 31, 2003 and 2002
SERVICE ENHANCEMENT SYSTEMS, INC. (DBA 360 Group) Statements of Shareholder's Equity Years ended December 31, 2003 and 2002
SERVICE ENHANCEMENT SYSTEMS, INC. (DBA 360 Group) Statements of Cash Flows Years ended December 31, 2003 and 2002
SERVICE ENHANCEMENT SYSTEMS, INC. (DBA 360 Group) Notes to Financial Statements December 31, 2003 and 2002
Unaudited Pro Forma Combined Condensed Balance Sheet As of December 31, 2003 (in thousands)
Unaudited Pro Forma Combined Condensed Statements of Operations For the year ended December 31, 2003 (in thousands except per share data)